CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 of Majestic Oil & Gas, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick Montalban
Chief Executive Officer
Chief Financial Officer

November 16, 2010

A signed original of this written statement required by Section 906 has been provided to Majestic Oil & Gas, Inc. and will be retained by Majestic Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.